SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2006 (September 5, 2006)

Ameris Bancorp

(Exact name of registrant as specified in its charter)

Georgia	0-16181	58-1456434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24 2nd Avenue, S.E., Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 5, 2006, Ameris Bancorp (the “Company”) and C. Johnson Hipp, III entered into an employment agreement pursuant to which Mr. Hipp will serve as Group President for South Carolina and the Company’s Mortgage Business Division (the “Employment Agreement”). Under the Employment Agreement, Mr. Hipp has agreed to serve in such capacity for an initial term of two years, which initial term shall be automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either the Company or Mr. Hipp. Notwithstanding any notice not to so extend, the term of the Employment Agreement will not expire prior to the expiration of 12 months after the occurrence of a Change of Control (as defined) of the Company. The Employment Agreement provides that Mr. Hipp will receive a minimum base salary of $215,000.

In addition, the Employment Agreement provides that Mr. Hipp is entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and position with the Company. The Employment Agreement further provides that, in the event of termination of Mr. Hipp’s employment with the Company, the Company will pay to Mr. Hipp (i) his base salary and annual bonus through the date of termination if he is terminated by the Company for “cause” (as defined) or if he terminates his employment without “good reason” (as defined) and (ii) if he terminates his employment for “good reason” within 12 months after a Change of Control of the Company, his base salary and annual bonus through the date of termination and for one additional 12-month period. Upon a termination of Mr. Hipp’s employment for “good reason,” Mr. Hipp will also have the opportunity for a period of 90 days following the date of such termination to exercise all of his exercisable stock options at the exercise prices thereof. The Employment Agreement also includes certain restrictive covenants that limit Mr. Hipp’s ability to compete with the Company or divulge certain confidential information concerning the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement with C. Johnson Hipp, III dated as of September 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated: September 8, 2006

EXHIBIT INDEX

10.1	Executive Employment Agreement with C. Johnson Hipp, III dated as of September 5, 2006.